Exhibit 33.2

MANAGEMENT’S ASSESSMENT OF COMPLIANCE

Management of the Agency and Trust division of Citibank, N.A. (or “Company”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the servicing criteria in Item 1122(d) of Regulation AB are applicable in regard to the servicing platform as of and for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) equipment loan-backed securities issued by CNH Equipment Trust, as listed in Appendix A, for which the Company provides trustee and paying agent services (the “Platform”).

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform, except for the following servicing criteria: 1122(d)(1)(i)-1122(d)(1)(v), 1122(d)(2)(iii), 1122(d)(2)(vi)-1122(d)(2)(vii), 1122(d)(3)(i) and 1122(d)(4)(i)-1122(d)(4)(xv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the “Applicable Servicing Criteria”). With respect to the Platform, Applicable Servicing Criterion 1122(d)(3)(ii) is applicable only as it relates to remittances.

Period: Twelve months ended December 31, 2021 (the “Period”).

With respect to the Platform as of and for the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

•	The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

•	The Company’s management has assessed compliance with the Applicable Servicing Criteria. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

•	Based on such assessment, the Company has complied, in all material respects, with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

CITIBANK, N.A.

	By:	/s/ Karen Montbach
Karen Montbach
	Its:	Managing Director

Dated: February 23, 2022

Appendix A

CNH Transactions and Securities Constituting the Platform

DEAL NAME

CNH Equipment Trust 2016-C
CNH Equipment Trust 2017-A
CNH Equipment Trust 2017-C
CNH Equipment Trust 2018-A
CNH Equipment Trust 2018-B
CNH Equipment Trust 2019-A
CNH Equipment Trust 2019-B
CNH Equipment Trust 2019-C
CNH Equipment Trust 2020-A
CNH Equipment Trust 2021-A
CNH Equipment Trust 2021-B
CNH Equipment Trust 2021-C